Exhibit T3A.29.5

FEDERAL IDENTIFICATION

NO. 04 2547678
The Commonwealth of Massachusetts
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASS. 02108
ARTICLES OF AMENDMENT
General Laws, Chapter 156B, Section 72
     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filling this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,	Rene A. Lefebvre,	, ~~President/~~ Vice President, and
	Cyril Hochberg	, Clerk/ ~~Assistant Clerk~~ of
EATON FINANCIAL CORPORATION
(Name of Corporation)
                   The Beaumont Building
located at  27 Hollis Street, Framingham, MA 01701
do hereby certify that, the following ~~amendment~~ amendments to the articles of organization of the corporation ~~was~~ were duly adopted at a special meeting in lieu of annual meeting held on August 14, 1984, by vote of

1st Vote	1,440,190	shares of	common stock out of	1,520,298	shares outstanding,
			(Class of Stock)
2nd Vote	1,050,170	shares of	common stock out of	1,520,298	shares outstanding, and
			(Class of Stock)
3rd Vote	1,050,170	shares of	common stock out of	1,520,298	shares outstanding,
			(Class of Stock)

CROSS OUT INAPPLICABLE CLAUSE	being at least ~~a majority of each class outstanding and entitled to vote thereon:~~-[1] two-thirds of ~~each~~ the class outstanding and entitled to vote thereon and of ~~each~~ the class ~~or series~~ of stock whose rights are adversely affected thereby:-[2] as applicable (See 2nd and 3rd Votes as contained herein)

[1]	For amendments adopted pursuant to Chapter 156B, Section 70.

[2]	For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:
The total presently authorized is:

	NO PAR VALUE	WITH PAR VALUE	PAR
KIND OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	VALUE
COMMON

PREFERRED
CHANGE the total to:

	NO PAR VALUE	WITH PAR VALUE	PAR
KIND OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	VALUE
COMMON

PREFERRED

EATON FINANCIAL CORPORATION
Continuation of Amendments to Article 6 of the Articles of Organization
Paragraph (4)
Article IV, Section 1
     (a) The number of Directors constituting the whole Board shall be as fixed from time to time by vote of a majority of the whole Board, provided, however, that the number of Directors shall not be less than three and that the number shall not be reduced so as to shorten the term of any Director at the time in office. The number of Directors constituting the whole Board shall hereafter be ten until otherwise fixed by a majority of the whole Board in accordance with the preceding sentence.
     (b) The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as the then total number of Directors constituting the whole Board permits, with the term of office of one class expiring each year. At the Special Meeting in Lieu of Annual Meeting of Stockholders in 1984, Directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting and until their successors have been duly elected and qualified, Directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting and until their successors have been duly elected and qualified, and Directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors have been duly elected and qualified. At each annual meeting of stockholders the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and when their successors shall have been duly elected and qualified. Any vacancies in the Board of Directors for any reasons, and any newly created Directorships resulting from any increase in the Directors, may be filled by the Board of Directors, acting by a majority of the Directors then in office, or by a sole remaining Director. Any Directors so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their successors shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created or eliminated Directorships resulting from an increase or decrease in the authorized number of Directors shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal as possible. Any election of Directors by stockholders shall be by ballot if so requested by any stockholders entitled to vote thereon. No Director need be a stockholder, and no qualification for the office of Director shall apply to any Director in office at the time such qualification was adopted or to any successor appointed by the remaining Directors to fill the unexpired term of any such Director.
Article VI, Section 2
     Directors, including Directors elected by the Directors to fill vacancies in the Board, may be removed only with assignment of cause by vote of the holders of the majority of the shares entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of stockholders entitled to vote for the election of such Directors.
     The Directors may terminate or modify the authority of any agent or employee. The Directors may remove any officer from office with or without assignment of cause by vote of a majority or the Directors then in office.
     The Directors may by vote of a majority of the Directors then in office remove any Director for cause.
     If cause is assigned for removal of any Director or officer, such Director or officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him.
     No Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise, provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the corporation.
3A

EATON FINANCIAL CORPORATION
Continuation of Amendments to Article 6 of the Articles of Organization
Article X
     These by-laws, subject to the provisions of Article XI hereto, may at any time be amended or repealed by vote of the stockholders or, if permitted by the Articles of Organization, may be amended or repealed by vote of a majority of the Directors then in office, except that no amendment may be made by the Directors which changes the date of the annual meeting of the stockholders or which alters provisions of these by-laws with respect to the removal of Directors, election of committees by Directors and delegation of powers thereto, indemnification of Directors and officers or amendment of these by-laws. Notice of the substance of any proposed amendment or repeal shall be stated in the notice of any meeting of stockholders called for the purpose of proposing such amendment or repeal.
     No change in the date of the annual meeting may be made within sixty days before the date fixed in these by-laws. Notice of any change of the date fixed in these by-laws for the annual meeting shall be given to all stockholders at least twenty days before the new date fixed for such meeting.
     Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any by-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the by-laws.
Article XI
     In addition to any vote required by any other provision of the corporation’s Articles of Organization, these by-laws or any law, the affirmative vote of 75% of the issued and outstanding stock of the corporation entitled to vote shall be required for (1) any deletion of or change in the date of the annual meeting of stockholders; (2) the deletion of or any amendment to Article IV, Section 1, of these by-laws; (3) any deletion of or amendment to Article VI, Section 2, of these by-laws; (4) any deletion of or amendment to this Article XI; or (5) any amendment to these by-laws (unless approved by the Board of Directors as provided herein) (a) which restricts or limits the power or authority of the Board of Directors or any other officer or agent of the corporation, (b) which vests any powers of the corporation in any officer or agent other than the Board of Directors or officers and agents appointed by the Board of Directors, (c) which requires the approval of any stockholders or any other person or entity in order for the Board of Directors or any other corporate officer or agent to take any action, or (d) which changes the quorum requirements of any meeting of the Board of Directors, the vote by which it must act in connection with any matter, the manner of calling or conducting meetings of the Directors or the place of such meetings.

(3rd vote) VOTED:	To provide for certain business combinations and amend Article 6 of the Articles of Organization by adding thereto Paragraph (5), and which shall read as follows:
Paragraph (5)
          (1) The affirmative vote of the holders of not less than 75% of the outstanding shares of “Voting Stock” (as hereinafter defined) shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) of the Corporation or any subsidiary (as hereinafter defined) of the Corporation with any “Related Person” (as hereinafter defined), notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law, in any agreement with any national securities exchange or otherwise; provided, however, that the 75% voting requirement shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law, any agreement with any national securities exchange or otherwise if:
3B

EATON FINANCIAL CORPORATION
Continuation of Amendments to Article 6 of the Articles of Organization
     (a) All of the following conditions are met:
     (i) Each holder of capital stock of the Corporation shall be paid or offered consideration for such holder’s shares, and the cash or “Fair Market Value” (as hereinafter defined) as of the date of the consummation of the Business Combination (the “Combination Date”) of the property, securities or other consideration to be received per share by holders of a particular class or series of capital stock, as the case may be, of the Corporation in connection with the Business Combination is not less than the highest of:
     (A) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Related Person in acquiring beneficial ownership (as hereinafter defined) of any of its holdings of such class or series of capital stock of the Corporation (i) within the two-year period immediately prior to the Combination Date or (ii) in the transaction or series of transactions in which the Related Person became a Related Person, whichever is higher; or
     (B) the Fair Market Value per share of such shares of capital stock (i) as at the Combination Date, (ii) the date on which the Related Person became a Related Person, or (iii) on the date prior to the date when the Business Combination is first announced, whichever is higher; or
     (C) in the case of Common Stock, the per share book value of the Common Stock as reported at the end of the fiscal quarter immediately prior to the Combination Date, and in the case of Preferred Stock, the highest preferential amount per share to which the holders of shares of such class or series of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.
The provisions of this paragraph (5)(1)(a)(i) shall be required to be met with respect to every class or series of outstanding capital stock, whether or not the Related Person has previously acquired any shares of a particular class or series of capital stock. In all above instances, appropriate adjustments shall be made for recapitalizations and for stock dividends, stock splits and like distributions;
     (ii) The consideration to be paid or offered to each holder of a particular class or series of capital stock shall be in cash or in the same form as previously has been paid by or on behalf of the Related Person in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of stock. If the consideration so paid for any such share varied as to form, the form of consideration for such shares shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of capital stock previously acquired by the Related Person;
     (iii) After such Related Person has become a Related Person and prior to the Combination Date, (A) there shall have been no failure to declare and pay at the regular date therefor any full dividends (whether or not cumulative) on any outstanding Preferred Stock; (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Corporation’s Common Stock (except as necessary to reflect any subdivision of the Common Stock) and (2) an increase in such annual rate of dividends as necessary to reflect a reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock; and (C) such Related Person shall not have become the beneficial owner of any Voting Stock except as part of the transaction which results in such Related Person becoming a Related Person or pursuant to employee stock option plans, employee stock purchase, dividend reinvestment, employee stock bonus or similar employee plans;
3C

EATON FINANCIAL CORPORATION
Continuation of Amendments to Article 6 of the Articles of Organization
     (iv) After such Related Person has become a Related Person, neither such Related Person nor its Affiliate or Associate shall have received the benefit directly or indirectly (except proportionately, solely in the capacity of a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and
     (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least thirty (30) days prior to the Combination Date (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions); or
     (b) The Board of Directors of the Corporation has approved by at least a 66 2/3% vote, a memorandum of understanding with the Related Person prior to the time that such person became a Related Person, and the Business Combination in all material respects complies with the description thereof as set forth in the memorandum.
(2) For purposes of paragraph (5) of this Article 6:
     (a) The Term “Business Combination” shall mean any (i) merger or consolidation of the Corporation or a subsidiary of the Corporation with a Related Person, (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to, with or for the benefit of any Related Person of all or any “Substantial Part” (as hereinafter defined) of the assets of the Corporation or of a subsidiary of the Corporation, (iii) adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person, (iv) sale, lease, exchange or other disposition, including without limitation a mortgage or other security device, of all or any Substantial Part of the assets of a Related Person (in one transaction or a series of transactions) to the Corporation or a subsidiary of the Corporation, (v) issuance or pledge of securities of the Corporation or a subsidiary of the Corporation to or with a Related Person, (vi) reclassification of securities (including any reverse stock split) or recapitalization of the Corporation or any similar transaction that would have the effect, either directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities (as defined in Rule 3all-1 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at January 1, 1984) of the Corporation or any subsidiary of the Corporation which is directly or indirectly beneficially owned by any Related Person, (vii) loan, guarantee, extension of credit or other financial assistance (in one transaction or in a series of transactions) by the Corporation or any subsidiary to or for the benefit of any Related Person in an amount equal to a Substantial Part of the Corporation’s consolidated assets, and (viii) any merger of the Corporation with or into any subsidiary where the surviving corporation does not have in effect, following such merger, provisions identical in substance to those in paragraph (5) of this Article 6.
     (b) The term “person” shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Corporation.
     (c) The term “Related Person” shall mean any person (other than the Corporation, or any subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which prior to the Business Combination:
3D

EATON FINANCIAL CORPORATION
Continuation of Amendments to Article 6 of the Articles of Organization
     (i) is the beneficial owner (at hereinafter defined) of ten percent, (10%) or more of the Voting Stock;
     (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of ten percent (10%) or more of the Voting Stock; or
     (iii) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares or Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not invovling a public offering within the meaning of the Securities Act of 1933.
     (d) A person shall be a “beneficial owner” of any Voting Stock:
     (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;
     (ii) which such person or any of its Affiliates or Associates has, directly or indirectly (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or
     (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.
     (e) For the purposes of determining whether a person is a Related Person pursuant to sub-paragraph (c) of this paragraph (2), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of sub-paragraph (d) of this paragraph (2), but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
     (f) The terms “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1984.
     (g) The term “subsidiary” means any corporation of which a majority of any class of equity security (as defined in Rule 3all-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1984) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in sub-paragraph (c) of this paragraph (2), the term “subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.
     (h) The term “Substantial Part” shall mean more than twenty percent (20%) of the Fair Market Value of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.
     (i) The term “Voting Stock” shall mean all of the shares of Common Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, including shares deemed to be owned through the above definition of beneficial ownership, but not including any other unissued shares or treasury shares.
3E

EATON FINANCIAL CORPORATION
Continuation of Amendments to Article 6 of the Articles of Organization
     (j) The term “Fair Market Value” means: (i) in the case of any exchange-traded security, the highest closing sale price during the 30-day period immediately preceding the date in question of such security on the Composite Tape for the New York Stock Exchange or, if such security is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such security is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such security is listed, or (ii) in the case of a security not listed on any such stock exchange, the highest closing bid quotation with respect to such security during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any successor system then in use, or if no such quotations are available the fair market value on the date in question of a share of such security as determined by fair and appropriate valuation techniques; and (iii) in the case of property other than cash or securities, the fair market value of such property on the date in question as determined by fair and appropriate valuation techniques.
     (k) A Related Person shall be deemed to have acquired a share of the Voting Stock of the Corporation at the time when such Related Person became the beneficial owner thereof. If the price at which a Related Person has acquired share of Voting Stock of the Corporation is not reasonably determinable, such price shall be deemed to be the Fair Market Value of the shares in question at the time when the Related Person became the beneficial owner thereof. With respect to shares owned by Affiliates, Associates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, the price deemed to be paid therefor by such Related Person shall be the price paid upon the acquisition thereof by such Affiliate, Associate or other person, or, if such price is not reasonably determinable, the Fair Market Value of the shares in question at the time when the Affiliate, Associate or other such person became the beneficial owner thereof.
     (3) The fact that any Business Combination complies with the provisions of paragraph (3)(1)(a) of this Article 6 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.
     (4) If any provision of this entire paragraph (5) of Article 6 shall be for any reason void, such provision shall be deemed severable and all remaining provisions shall continue in full force and effect. Nothing in this entire paragraph (5) of Article 6 shall modify any fiduciary or other legal duty to which any Related Person or any officer or Director of the Corporation may be subject.
     (5) The affirmative vote of seventy-five percent (75%) of the issued and outstanding Voting Stock of the Corporation shall be required for the deletion of or any amendment to paragraph (5) of Article 6 of the Articles of Organization.
(End of Amendments to Article 6 of Articles of Organization)
3F

Article 6 of the Articles of Organization are amended as get forth below:

(1st vote) VOTED:	To change the date of the Annual Meeting of Stockholders, amend Article III, Section 1 of the By-Laws, and amend Article 6 of the Articles of Organization by adding thereto Paragraph (3), the text of the amendment, and which shall read as follows:
Paragraph (3)
Article III, Section 1
     The annual meeting of the stockholders shall be held at ten o’clock a.m. on the Second Tuesday of August in each year. Purposes for which an annual meeting is to be held, additional to those prescribed by law and by these by-laws, may be specified by the President or by the Directors.
     If such annual meeting has not been held on the day herein provided therefor, a special meeting of the stockholders in lieu of the annual meeting may be held, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these by-laws, except in this Section 1, to the annual meeting of the stockholders shall be deemed to refer to such special meeting. Any such special meeting shall be called, and the purposes thereof shall be specified in the call, as provided in Section 2 of this Article III.

(2nd vote) VOTED:	To provide for a classified Board of Directors and removal therefrom, amend Article IV, Section 1, Article VI, Section 2, and Article X of the By-Laws, add Article XI of the By-Laws, and amend Article 6 of the Articles of Organization by adding thereto Paragraph (4), the text of the amendments, and which shall read as follows:
(continued on Pages 3A through 3F)
     The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 23rd          day of       August       , in the year 1984

/s/ Rene A. Lefebvre
Rene A. Lefebvre	~~President~~/Vice President

/s/ Cyril Hochberg
Cyril Hochberg	Clerk/ ~~Assistant Clerk~~